UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 3, 2025
SLEEP NUMBER CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota
(State or other jurisdiction of incorporation)

000-25121	41-1597886
(Commission File Number)	(IRS Employer Identification No.)

1001 Third Avenue South, Minneapolis, MN  55404
(Address of principal executive offices) (Zip Code)
(763) 551-7000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SNBR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On March 3, 2025, Sleep Number Corporation, a Minnesota corporation (“Sleep Number”), entered into an Eleventh Amendment (the “Eleventh Amendment”) amending the Amended and Restated Credit and Security Agreement, dated as of February 14, 2018 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among U.S. Bank National Association (“U.S. Bank”), as Administrative Agent, Swing Line Lender and Issuing Lender, and certain other financial institutions party thereto.

The Eleventh Amendment, among other things, (a) adds a definition for "Liquidity" which means, on any date of determination, the sum of (x) Sleep Number's and its Subsidiaries' unrestricted cash that is free and clear of Liens (other than those in favor of the Administrative Agent) plus (y) the aggregate amount of unused Revolving Credit Commitments available for a Credit Event (as each is defined in the Credit Agreement) on such date; (b) adds a Liquidity financial covenant wherein Sleep Number shall cause the Liquidity to equal or exceed $40 million as of the last day of each fiscal month; (c) deems our Net Leverage Ratio (as defined in the Credit Agreement) as greater than or equal to 4.50 to 1.00 as of the Eleventh Amendment effective date to set pricing for the Applicable Commitment Fee Rate and Applicable Margin (as each is defined in the Credit Agreement) until receipt of the compliance certificate for the quarterly reporting period ending September 27, 2025, (d) adjusts the permissible maximum Net Leverage Ratio (as defined in the Credit Agreement) to (I) 4.75 to 1.00 for the quarterly reporting periods ending March 29, 2025 and June 28, 2025, (II) 4.50 to 1.00 for the quarterly reporting period ending September 27, 2025, (III) 4.35 to 1.00 for the quarterly reporting period ending January 3, 2026, and (IV) 4.00 to 1.00 for each quarterly reporting period occurring thereafter, and (e) adjusts the permissible minimum Interest Coverage Ratio (as defined in the Credit Agreement) to (I) 1.90 to 1.00 for the quarterly reporting periods ending March 29, 2025, June 28, 2025, and September 27, 2025, (II) 2.10 to 1.00 for the quarterly reporting period ending January 3, 2026, and (III) 3.00 to 1.00 for each quarterly reporting period occurring thereafter. A fee for the amendment is payable to the approving lenders in an amount equal to 20 basis points multiplied by the sum of such lender's Revolving Credit Commitment and outstanding Term Loans (as each is defined in the Credit Agreement). The foregoing description of the Eleventh Amendment is qualified in its entirety by reference to the complete terms of the Eleventh Amendment, which Sleep Number will file as an exhibit to its forthcoming Annual Report on Form 10-K.

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION
On March 5, 2025, Sleep Number issued a press release announcing results for the fiscal fourth quarter and full year ended December 28, 2024. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
The information under Item 1.01 above is incorporated by reference into this Item 2.03.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.
(d)    Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release dated March 5, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SLEEP NUMBER CORPORATION
(Registrant)

Dated: March 5, 2025	By:	/s/ Samuel R. Hellfeld
	Name:	Samuel R. Hellfeld
	Title:	Executive Vice President, Chief Legal and Risk Officer